                                                                  EXHIBIT 10.41

                   LOAN AGREEMENT DATED MAY 4, 2000 AMONG
                     CANADIAN IMPERIAL BANK OF COMMERCE,
                FUTURELINK CORP. (A DELAWARE CORPORATION) AND
            FUTURELINK DISTRIBUTION CORP. (AN ALBERTA CORPORATION)

Canadian Imperial Bank of Commerce ("CIBC") agrees to make available the Credit Facility to FutureLink Corp. ("FLC") and FutureLink Distribution Corp. ("FLDC") on the following terms and conditions including those provided for in Schedule "A" attached hereto:

BORROWERS:           FutureLink Corp. and FutureLink Distribution Corp.
                     (hereinafter sometimes collectively referred to as the "Borrowers" and individually as a "Borrower").

CONFIDENTIALITY:     This Loan Agreement, the Security and the terms thereof
                     together with any confidential information or documents relating to the Borrowers and any Subsidiary of either
                     Borrower will be treated in strict confidence by the Borrowers and CIBC, other than (i) disclosure required by law or ordered by a Court of competent jurisdiction, (ii) disclosure to any officer, director, employee, agent, financial advisor and other professional advisors of the Borrowers or their respective Subsidiaries or Affiliates and (iii) disclosure as otherwise permitted in writing by CIBC.

AMOUNT AND NATURE
OF CREDIT FACILITY:  The credit facility (the "Credit Facility") being made available by CIBC to the Borrower under this Loan Agreement is a revolving operating loan in the maximum principal amount of U.S.$10,000,000.

                     The total Principal Indebtedness outstanding under the Credit Facility shall not at any time exceed U.S. $10,000,000.

                     To determine the Principal Indebtedness outstanding under the Credit Facility at any time, outstanding borrowings in Cdn. Dollars or foreign currency will be converted to the U.S. Dollar Exchange Equivalent in accordance with CIBC standard banking practice.

PURPOSES:            Advances of the Credit Facility shall be used by the
                     Borrowers only for ordinary working capital and general
                     operating requirements of the Borrowers. Advances of the
                     Credit Facility shall not be used to fund acquisitions by
                     the Borrowers.
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                                       2

AVAILABILITY:  The Credit Facility is available to the Borrowers by way of any combination of the following Advances:

               (a) direct borrowings of Acceptances in Cdn. Dollars by way of Prime Rate Loans;

               (b) direct borrowings and Acceptances in U.S. Dollars by way of Base Rate Loans;

               (c) Cdn. Dollar, U.S. Dollar or foreign currency Letters of Credit (provided that (i) no Letter of Credit shall be for a term expiring after the expiration of the availability of the Credit Facility unless the Borrower has provided to CIBC cash collateral acceptable to CIBC to cover the Contingent Exposure under any such Letter of Credit, (ii) no Letter of Credit shall be outstanding for a term of greater than 365 days; and (iii) the Contingent Exposure under any and all outstanding Letters of Credit and Acceptances shall not exceed, at any time, in the aggregate, 50% of the authorized amount of the Credit Facility);

               (d) Hedge Agreements, subject to the prior approval of CIBC and the provision of appropriate documentation as required by CIBC including ISDA Agreement (provided that (i) no Hedge Agreement shall be for a term expiring after the expiration of the availability of the Credit Facility unless the Borrower has provided to CIBC cash collateral acceptable to CIBC to cover the Contingent Exposure under any such Hedge Agreements and (ii) no Hedge Agreement shall have a maturity date exceeding 180 days; and

               (e) corporate visa account, provided the maximum amount outstanding on all corporate visa cards at any time shall not exceed U.S.$100,000.

               The availability of the Credit Facility will be limited to a maximum principal amount of U.S.$5,000,000 until receipt by FLC of additional Shareholders Equity in a minimum of
               U.S.$50,000,000.
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                                       3

MARGIN REQUIREMENTS:     The maximum aggregate principal amount of the Credit
                         Facility outstanding at any time, including any Contingent Exposure, shall not at any time exceed the lesser of:

                         (a)  U.S. $10,000,000; and

                         (b)  the total of:

                              (i)   75% of Receivable Value; PLUS

                              (ii) 100% of cash deposits of the Borrowers held by CIBC; MINUS

                              (iii) 100% of Deferred Revenue that may be subject
                                    to Priority Claims; MINUS

                              (iv)  100% of Priority Claims.

REPAYMENT:               Subject to compliance by the Borrowers with the terms
                         and conditions of this Loan Agreement and there existing no Event of Default or Default, the Credit
                         Facility shall continue to be available to the Borrowers and shall be repayable ON DEMAND by CIBC.

                         Advances of the Credit Facility shall be fully repaid by the Borrowers for at least fourteen (14) consecutive days during each fiscal quarter of the Borrowers.

PREPAYMENT AND
CANCELLATION:            The Borrowers may permanently prepay and
                         cancel any Advances, in whole or in part, and may permanently cancel any unadvanced portion of the Credit
                         Facility, in whole or in part, at any time upon thirty
                         (30) days' written notice to CIBC and subject to the following:

                         (a) Advances by way of Acceptances may only be paid at their maturity dates;

                         (b) the Borrowers will pay any breakage costs incurred by CIBC in connection with any Hedge Agreements, Acceptances or like Advances as a result of any such prepayment and/or cancellations;

                         (c) the Credit Facility cannot be cancelled with respect to the Contingent Exposure of CIBC under any outstanding Letters of Credit unless the Borrowers have provided to CIBC cash collateral acceptable to CIBC to cover such Contingent Exposure; and
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                                       4

                         (d) prepayments may otherwise be made without fee, bonus or penalty.

                         All prepayments will be applied by CIBC against the Indebtedness of the Borrowers under the Credit Facility in inverse order of maturity.

REVIEW: The terms and conditions of the Credit Facility and the continuance and availability thereof shall be subject to periodic and at least annual review by CIBC upon receipt of the information and statements referred to under the heading "REPORTING REQUIREMENTS" or at such other time as may be established by CIBC from time to time by notice in writing to the Borrowers and, in the course of such review, CIBC shall, if it deems it appropriate in its sole and absolute discretion based upon the commercial lending practices and lending policies of CIBC prevailing at that time (acting reasonably), have the right to make such amendments to the terms and conditions of the Credit Facility as it deems appropriate. The first scheduled review will occur effective July 31, 2000.

INTEREST RATES AND FEES: The Borrowers will pay to CIBC the following interest rates and fees in respect of the Credit Facility:

                         (a)  Cdn. Dollar Advances and Acceptances

                         Prime Rate Loans and Cdn. Dollar Acceptances will bear interest per annum at the Prime Rate in effect from time to time plus the applicable Rate Margin hereinafter referred to. Interest will be determined on the daily principal amount of Advances by way of Prime Rate Loans and Cdn. Dollar Acceptances outstanding and shall be calculated and payable monthly in arrears.

                         (b)  U.S. Dollar Advances and Acceptances

                         Base Rate Loans and U.S. Dollar Acceptances will bear interest per annum at the U.S. Base Rate in effect from time to time plus the applicable Rate Margin hereinafter referred to. Interest will be determined on the daily principal amount of Advances by way of Base Rate Loans and U.S. Dollar Acceptances outstanding and shall be calculated and payable monthly in arrears.
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                                       5

               (c)  Standard Overdraft Rate and Default Rate

               If any Advance under the Credit Facility or if the amount of all Advances under the Credit Facility at any time exceeds any amount authorized under this Loan Agreement, the rate of interest applicable to such excess shall be the Standard Overdraft Rate in affect from time to time, currently a fixed rate of 21% per year.

               During the continuance of an Event of Default, the rate of interest applicable to all Advances of the Credit Facility shall be equal to the Standard Overdraft Rate.

               (d)  Letters of Credit

               Fees on Letters of Credit are payable at the time of issuance at the then prevailing rate as determined by CIBC, currently 3% per annum or a portion thereof with a minimum of $150 plus out-of-pocket expenses (cable fees).

               (e)  Fees

               The Borrowers shall pay to CIBC the following fees:

                    (i) a loan administration fee in the amount of Cdn. $500 per month on Cdn. Dollar Advances;

                    (ii) a one time loan structuring fee in the amount of .1% of the maximum amount authorized under the Credit Facility (receipt of which is acknowledged by CIBC);

                    (iii) commencing in the year 2001, a review fee of Cdn. $15,000 payable on each scheduled review date for the Credit Facility;

                    (iv) a fee as determined by CIBC in the minimum amount of Cdn. $1,000 for each amendment or waiver by CIBC of any material provision or material term of this Loan Agreement or the Security Documents; and

                    (v) a late reporting fee of Cdn. $500 per occurrence in respect of the information


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                                       6

                                        and documents to be provided to CIBC
                                        under the heading "REPORTING
                                        REQUIREMENTS".

                      Whenever the interest rate applicable to a particular type of availment under the Credit Facility is based on the Prime Rate or the U.S. Base Rate, such interest rate will change automatically, without notice, whenever the Prime Rate or the U.S. Base Rate, as the case may be, changes.

RATE MARGIN:          The interest rates and stamping fees (in the case of
                      Acceptances) in respect of Advances under the Credit
                      Facility will vary and be increased or decreased from time to time according to the following pricing grid:

                                               RATE MARGIN ON BASE RATE     RATE MARGIN ON PRIME
                                                        LOANS AND               RATE LOANS AND
                      WORKING CAPITAL RATIO     U.S. DOLLAR ACCEPTANCES    CDN. DOLLAR ACCEPTANCES
                      ---------------------    ------------------------    -----------------------
                      [LESS THAN] 2.5:1          U.S. Base Rate + 3%           Prime Rate + 3%
                      [GREATER THAN OR EQUAL     U.S. Base Rate + 2%           Prime Rate + 2%
                      TO] 2.5:1 AND [LESS
                      THAN] 3.0:1
                      [GREATER THAN OR EQUAL     U.S. Base Rate + 1%           Prime Rate + 1%
                      TO] 3.0:1

                      The Working Capital Ratio will be calculated on a monthly basis based upon the monthly statements and certificate provided by the Borrowers to CIBC, and will apply to Advances during the month following provision of such compliance certificate.

EXPENSES:             All of CIBC's reasonable out of pocket costs and expenses, including reasonable legal fees, disbursements and other costs as between a solicitor and his own client on a full indemnity basis in connection with the preparation, negotiation, establishment, operation, administration, perfection or enforcement of the Credit Facility and this Loan Agreement, including the Security Documents, are for the account of the Borrowers and shall be paid by the Borrowers on demand by CIBC.

SECURITY DOCUMENTS:   The Borrowers will provide or cause to be provided to CIBC and maintain the following documents and securities in
                      relation to the Credit Facility, all to be in form and
                      content acceptable to CIBC and CIBC's counsel (acting
                      reasonably):
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                                       7

                      (a) unlimited guarantee and postponement of claim (collectively, the "Guarantees" and individually, a "Guarantee") for the full amount of all present and future Indebtedness of the Borrowers arising under this Loan Agreement and the Security Documents from each of FutureLink Pleasanton Corp. ("Pleasanton"), FutureLink Async Corp. ("Async"), FutureLink Madison Corp. ("Madison"), FutureLink VSI Corp. ("VSI") and FutureLink Micro Visions Corp. ("Micro Visions") (collectively the "Guarantors" and individually a "Guarantor"). In any computation of the Indebtedness or other liabilities of a Guarantor under a Guarantee, the Indebtedness or other obligations that are the subject of the Guarantee shall be assumed to be a direct obligation of the Guarantor.

                      (b) unlimited guarantee and postponement of claim for the full amount of all present and future Indebtedness of FLDC arising under this Loan Agreement and the Security Documents from FLC (the "FLC Guarantee"). In any computation of the Indebtedness or other liabilities of FLC under the FLC Guarantee, the Indebtedness or other obligations that are subject to the FLC Guarantee shall be assumed to be a direct obligation of FLC.

                      (c) if required by CIBC, a demand promissory note evidencing the full principal amount of the Credit Facility;

                      (d) general security agreement providing a first priority security interest on all present and after-acquired personal property from each of the Borrowers;

                      (e) assignment of accounts providing a first priority security interest on all present and future accounts receivable from each of the Guarantors;

                      (f) an hypothecation and pledge by FLC of 65% of the issued and outstanding Securities in the capital stock of FLDC and all of the issued and outstanding Securities in the capital stock of each of the Guarantors (other than Madison, in connection with which FLC hereby
                                       undertakes and agrees to hypothecate and pledge to CIBC all of the issued and outstanding Securities in the capital stock of Madison as soon as reasonably practical or on demand by CIBC), together with delivery to CIBC of the original certificates representing such Securities duly endorsed in blank or accompanied by a duly executed stock transfer power of attorney permitting transfer of such Securities to CIBC or its nominee;

                                   (g) assignment of fire and all hazards
                                       insurance coverage which is acceptable to CIBC with CIBC as named insured and first last payee; and

                                   (h) such other security as may be required by
                                       the Credit Agreement or as may be
                                       reasonably required by the CIBC in
                                       connection with property or assets
                                       subsequently acquired by any of the
                                       Borrowers or the Guarantors or in order
                                       to preserve and protect CIBC's interest
                                       in the assets and property of the
                                       Borrowers and the Guarantors from the
                                       time to time.

                                   (collectively the "Security Documents").

CONDITIONS
OF FUNDING:                        Conditions Precedent to Drawdown. CIBC's
                                   obligation to provide Advances shall
                                   be subject to the following conditions
                                   precedent being met, unless waived in writing by CIBC:

                                   (a) CIBC shall have received and found
                                       satisfactory:

                                     (i) a copy certified by a senior officer
                                         of each of the Borrowers and the
                                         Guarantors of all resolutions and other
                                         documents evidencing all necessary
                                         corporate actions and proceedings taken
                                         by each of the Borrowers, the
                                         Guarantors and their directors and
                                         shareholders with respect to the
                                         authorization, execution, delivery and
                                         performance of this Loan Agreement, the
                                         Security Documents and all ancillary
                                         agreements, documents and certificates;
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                                       9

                     (ii) a list certified by a senior officer of each of the
                          Borrowers and the Guarantors of the names and titles of the officers and directors of the Borrowers and the Guarantors together with specimen signatures of the individuals signing this Loan Agreement, the Security Documents and all ancillary agreements, documents and certificates;

                    (iii) true copies certified by a senior officer of each of the Borrowers and the Guarantors of the constating documents, the by-laws and any shareholder agreement, and amendments thereto, of or relating to each of the Borrowers and the Guarantors; and

                     (iv) all usual and normal agreements and account
                          documentation reasonably required by CIBC in respect of the accounts of the Borrowers to be maintained at CIBC duly completed and executed by the Borrowers;

               (b) CIBC shall have received and found satisfactory a legal opinion from legal counsel for each of the Borrowers and the Guarantors concerning the due authorization, execution, delivery, enforceability, perfection and registration (if required) of this Loan Agreement and the Security Documents and as to such other matters of a legal nature as CIBC or its counsel may reasonably require;

               (c) each of the Security Documents or financing statements relating thereto shall be filed, registered and recorded where, in the opinion of the Borrowers' counsel or CIBC's counsel, such filing, registration and recording is required subject only to such Liens which are acceptable to CIBC;

               (d) CIBC shall have been provided with the Security Documents and all other ancillary agreements, documents and certificates required hereunder, in form and content satisfactory to CIBC acting reasonably;

               (e) CIBC shall have been provided with standard sundry, account and hedging product, agreements and security documentation as applicable in respect of Acceptances, Letters of Credit, Hedge Agreements and Corporate Visa including, without limitation, an ISDA Agreement;

               (f) no Event of Default shall have occurred and be continuing and no Default shall exist; and

               (g) completion, to CIBC's satisfaction, of all due diligence with respect to the Borrowers and their Subsidiaries and their business and its assets, as CIBC deems appropriate.

REPORTING
REQUIREMENTS:  The Borrowers will provide to CIBC:

               (a) audited, consolidated financial statements of the Borrowers within 120 days of the fiscal year-end of the Borrowers;

               (b) a summary of Receivable Value together with an aged list of accounts receivable of the Borrowers and the Guarantors and a Monthly Statement of Available Credit Limits as at month end for the immediately preceding month within 30 days of each month end;

               (c) in-house monthly financial statements and a completed
                   compliance certificate in the form of Schedule "B" attached hereto (or such other form as CIBC may prescribe) for the immediately preceding month within 30 days of each month end or 45 days for the last month of each fiscal quarter;

               (d) a copy of the annual report and quarterly reports of FLC to its shareholders and the notice and proxy information circular for each annual general meeting and any special general meeting of FLC;

               (e) a copy of all reports and filings with all securities
                   commissions (or like bodies) where FLC is a reporting issuer and stock exchanges on which Securities of FLC are listed for trading;

                              (f) an annual business and financial plan and forecast for the Borrowers including month-by-month projected balance sheets, income statements and cash flow projections for the ensuing fiscal year, within 120 days of the fiscal year-end of the Borrowers in form acceptable to CIBC acting reasonably; and

                              (g) such other documentation and information (financial or otherwise) as CIBC may reasonably request.

INDEMNITY:                    The Borrowers agree to indemnify and hold CIBC
                              and its officers, directors, employees and agents harmless against any and all liabilities and costs (including all reasonable legal fees, disbursements and other costs on a solicitor and his own client full indemnity basis) associated with or as a result of any of the Borrowers or their Subsidiaries, breach of or non-compliance with any legislation, public or private requirement, regulation, by-law, order, directive or judgment related to the protection or enhancement of the environment. This indemnity will survive the repayment, cancellation or termination of this Loan Agreement and the Credit
                              Facility.

OBLIGATIONS JOINT
AND SEVERAL:                  Unless otherwise stated or the context otherwise
                              requires, all of the representations, covenants, agreements and obligations of the Borrowers under this Loan Agreement and the Security Documents shall be joint and several on the part of each of the Borrowers.

NOTICES: Any notice or communication to be given hereunder and under the Security Documents may be effectively given by delivering the same at the addresses hereinafter set forth or by facsimile or by sending the same by prepaid registered mail to the parties at such addresses. Any notice will be deemed to have been given upon actual receipt thereof. The address and facsimile number of the parties are:

                              FutureLink Corp.
                              6 Morgan
                              Irvine, CA 92618

                              Attention: Chief Financial Officer
                              Facsimile: (949) 837-8387

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                                       12


                                        FutureLink Distribution Corp.
                                        300, 250 - 6th Avenue S.W.
                                        Calgary, AB T2P 3H7

                                        Attention: Chief Financial Officer
                                        Facsimile: (403) 509-5016

                                        Canadian Imperial Bank of Commerce
                                        Knowledge Based Business
                                        10th Floor, 855 - 2nd Street S.W.
                                        Calgary, AB T2P 2P2

                                        Attention: Director
                                        Facsimile: (403) 221-5333

                                        Any party may from time to time notify
                                        the other, in accordance with the
                                        provisions hereof, of any change of
                                        address or addressee or facsimile
                                        number, which thereafter, until changed
                                        by like notice, will be the address of
                                        such party for all purposes of this Loan
                                        Agreement and the Security Documents.


GENERAL TERMS AND CONDITIONS:           Schedule "A" attached hereto contains
                                        definitions, covenants, events of
                                        default, terms and conditions which form part of this Loan Agreement.

ACCEPTANCE:                             CIBC and the Borrowers each agree to be
                                        bound by the terms and conditions of
                                        this Loan Agreement.


CANADIAN IMPERIAL BANK                  FUTURELINK CORP.
OF COMMERCE

By: /s/ [ILLEGIBLE SIGNATURE]           By: /s/ RAGHU N. KILANBI
    ----------------------------            -----------------------------
    Name:                                   Name: Raghu N. Kilanbi
    Title:                                  Title: Exec. VP & CFO
                (corporate seal)                        (corporate seal)


By: /s/ T. F. FRASER                    By: /s/ KYLE B. SCOTT
    ----------------------------            -----------------------------
    Name: T. F. FRASER                      Name: Kyle B. Scott
    Title: Commercial Lending               Title: VP & Secretary
           Specialist


FUTURELINK DISTRIBUTION CORP.

By: /s/ RAGHU N. KILANBI
    ----------------------------
    Name: Raghu N. Kilanbi
    Title: Exec. VP & CFO

                (corporate seal)

By: /s/ KYLE B. SCOTT
    ----------------------------
    Name: Kyle B. Scott
    Title: VP & Secretary

          THIS IS SCHEDULE "A" TO THE LOAN AGREEMENT DATED MAY 4, 2000
                   AMONG CANADIAN IMPERIAL BANK OF COMMERCE,
                             FUTURELINK CORP. AND,
                         FUTURELINK DISTRIBUTION CORP.

                                   ARTICLE 1
                                  DEFINITIONS

1.1 DEFINITIONS. The following capitalized words and phrases used in this Loan Agreement and in all notices and communications made pursuant to this Loan Agreement have the meanings set out below.

"ACCEPTANCE" means L/C Acceptances or Availed Documentary Collections, or both, as the case may be.

"ADVANCE" means an advance or an accommodation made available to either of the Borrowers under the Credit Facility as permitted under this Loan Agreement.

"AFFILIATE" shall have the meaning ascribed thereto in section 2(1) of the Business Corporations Act (Alberta).

"AVAILED DOCUMENTARY COLLECTION" means a bill of exchange, drawn on either of the Borrowers' availed by CIBC at the request of a Borrower.

"BANKING DAY" means any day, other than a Saturday or Sunday, on which Canadian chartered banks are open for domestic and foreign exchange business in Calgary, Alberta.

"BASE RATE LOAN" means a U.S. dollar loan on which interest is calculated by reference to the U.S. Base Rate.

"BUSINESS" means the business currently conducted by the Borrowers and their Subsidiaries.

"CDN. DOLLARS" OR "CDN. $" means lawful money of Canada in same day immediately available freely transferable funds or, if such funds are not available, the form of money of Canada that is customarily used in the settlement of international banking transactions on the date payment is due hereunder.

"CONTINGENT EXPOSURE" means, at the time of determination thereof, the contingent liability and exposure of CIBC arising or which may arise under and in respect of any outstanding Acceptances, Letters of Credit or Hedge Agreements, issued or entered into pursuant to this Loan Agreement, as determined by CIBC in accordance with CIBC's standard banking practice.

"CREDIT AGREEMENT" means the Credit Agreement dated April 4, 2000 between CIBC and FLC pursuant to which CIBC offered to make available the Credit Facility to the Borrowers, as such Credit Agreement may be supplemented, renewed, amended or replaced from time to time.

"CURRENT ASSETS" means, as at the date of determination thereof and as determined in accordance with GAAP on a consolidated basis for the Borrowers and the Guarantors, cash, accounts receivable, inventory and other assets that are likely to be converted into cash, sold, exchanged or expended in the normal course of business within one year or less, excluding amounts due from related parties and Affiliates.

"CURRENT LIABILITIES" means, as at the date of determination thereof and as determined in accordance with GAAP on a consolidated basis for the Borrowers and the Guarantors, debts that are or will become payable within one year or one operating cycle, whichever is longer, which usually include accounts payable, current expenses, deferred revenue, and the current portion of long term debt.

"DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"DEFERRED REVENUE" means, at the time of determination thereof, the "Deferred Revenue" of the Borrowers and the Guarantors on a consolidated basis determined in accordance with GAAP.

"DISTRIBUTION" in respect of the Borrowers and its Subsidiaries means:

(a) dividends or other distributions on share capital (including, without limitation, Preferred Stock and redemptions of mandatory redeemable Preferred Stock) of a corporation; and

(b) redemption, acquisition or retirement of any shares of its capital or warrants, rights or other options to purchase any shares of its capital.

"ENVIRONMENTAL LAWS" means all applicable federal, provincial, state, regional, municipal or local laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, ordinances, orders, judgments, approvals, notices, permits or policies, guidelines or directives having the force of law.

"EVENT OF DEFAULT" means an Event of Default as set out in Section 8.1 of this Schedule "A".

"FUNDED DEBT" means, as at the date of determination thereof and as determined in accordance with GAAP on a consolidated basis for the Borrowers and the Guarantors, that portion of the interest bearing debt (including rentals under capital leases) which comprise as "Funded Debt" in accordance with GAAP.

"FUNDED DEBT TO EQUITY RATIO" means that as at the date of determination thereof, the ratio of Funded Debt to total Shareholders' Equity.

"GAAP" means generally accepted accounting principles as in effect from time to time in Canada or the United States.

"GOVERNMENTAL AUTHORITY" means:

(a) the government of

      (i) Canada or any province or other political subdivision thereof, or

     (ii) the United States of America or any state or other political subdivision thereof, or

    (iii) any jurisdiction in which the Borrowers or any of their Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any of its Subsidiaries; or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"HAZARDOUS MATERIALS" means any substance or mixture of substances which, if released into the environment, would likely cause, immediately or at some future time, harm or degradation to the environment or to human health or safety and includes any substance defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Laws.

"HEDGE AGREEMENTS" means (i) interest rate swap, interest cap and interest rate collar agreements, or any similar agreement, option or arrangements designed to hedge the risk of interest rate fluctuations and volatility, (ii) foreign currency swap, hedge, exchange or any similar agreement, option or arrangement designed to hedge the risk of foreign currency exchange fluctuations and volatility, and (iii) any other derivative agreements or transactions as approved by CIBC, in each case on terms and conditions acceptable to CIBC acting reasonably in accordance with CIBC's standard banking practice.

"INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date at which Indebtedness is to be determined,
(b) obligations for borrowed money secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) obligations under capital leases, (e) guaranties of obligations of others of the character referred to in this definition and (f) obligations of such Person in respect of mandatorily redeemable Preferred Stock.

"INTELLECTUAL PROPERTY" means all rights, titles, estates and interests now owned or hereafter owned or acquired by or on behalf of any of the Borrowers and their Subsidiaries in any patent, trade mark, service mark, industrial design, copyright, trade name, design, process, know-how and goodwill and like intellectual or industrial property, and any license, franchise, permit or quota of or relating thereto, and all pending applications pertaining thereto.

"ISDA AGREEMENT" means the most recent version of the International Swap Dealers Association, Inc. Master Agreement relating to derivatives transactions in use by CIBC and includes any collateral or other agreements or documents entered into in accordance therewith.

"L/C ACCEPTANCE" means a draft (as defined under the Bills of Exchange Act (Canada)) payable to the beneficiary of a documentary L/C which the L/C applicant or beneficiary, as the case may be, has presented to CIBC for acceptance under the terms of the L/C.

"LETTER OF CREDIT" OR "L/C" means a documentary or standby letter of credit, a letter of guarantee, or a similar instrument in form and substance satisfactory to CIBC.

"LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements), other than Permitted Encumbrances.

"LOAN AGREEMENT" means this Loan Agreement, as the same may be supplemented, amended or restated from time to time in accordance with its terms.

"MATERIAL" means material in relation to the Business, operations, affairs, financial condition, assets, properties, or prospects of any of the Borrowers and their Subsidiaries taken as a whole.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the Business, operations, affairs, financial condition, assets or properties of any of the Borrowers and their Subsidiaries taken as a whole, or (b) the ability of the Borrower and its Subsidiaries to perform their respective obligations under this Loan Agreement or any of the Security Documents, or (c) the validity or enforceability of this Loan Agreement or any of the Security Documents.

"MONTHLY STATEMENT OF AVAILABLE CREDIT LIMIT" means the CIBC form by that name, as it may from time to time be changed.

"PERMITTED ENCUMBRANCES" means:

(a) the lien or any right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(b) security given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with each of the Borrowers and their Subsidiaries and their respective operations;

(c) all rights reserved to or vested in any governmental body by the terms of any lease, license, franchise, grant or permit held by any of the Borrowers and their Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or obtain a lien or any property or assets of any of the Borrowers or their Subsidiaries in the event of failure to make such annual or other periodic payments;

(d) liens for taxes and assessments for the then current year which are not yet due and payable;

(e) purchase money security liens, capital leases, conditional sales agreements or other title retention mortgages on a property or asset created, issued or assumed to secure the unpaid purchase price in respect of such property or asset; and

(f) such other lien, mortgage, charge or encumbrance as may be consented to in writing by CIBC.

"PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

"PRIME RATE" means the variable reference rate of interest per year declared by CIBC from time to time to be its prime rate for Cdn. Dollar loans made by CIBC in Canada.

"PRIME RATE LOAN" means a Cdn. dollar loan on which interest is calculated by reference to the Prime Rate.

"PRINCIPAL INDEBTEDNESS" means at any time the aggregate outstanding principal amount of all Indebtedness owed by the Borrowers to CIBC under this Loan Agreement, including any Contingent Exposure.

"PRIORITY CLAIMS" means any amount owing to a creditor of any of the Borrowers and the Guarantors that ranks, or may rank, equal to or in priority to the security in favour of CIBC created by the Security Documents, which may include unremitted source deductions and taxes, other amounts owing to governments and governmental bodies and amounts owing to creditors who may claim priority under the Bankruptcy and Insolvency Act (Canada) or equivalent legislation in the United States or under a purchase money security interest in inventory or equipment (as such terms are defined in the Personal Property Security Act (Alberta)).

"QUICK RATIO" means, at the time of determination thereof, the ratio of all cash PLUS accounts receivable TO Current Liabilities of the Borrowers and the Guarantors on a consolidated basis.

"RECEIVABLE VALUE" means, at the time of determination, the total value of those of the Borrowers' and the Guarantors' trade accounts receivable, including accounts domiciled in the United States of America and Canada, that are subject to the Security Documents, other than those accounts (i) outstanding for 90 days or more, unless owned by a Government Authority of Canada or the United States of America or by a Person rated BBB or better by the Dominion Bond Rating Service, in which case the amount is allowable until outstanding for 120 days, (ii) owing by Persons who are an Affiliate of any of the Borrowers or the Guarantors; and
(iii) that CIBC may from time to time designate.

"SECURITIES" has the meaning attributed thereto in the Securities Act
(Alberta).

"SHAREHOLDERS' EQUITY" means paid-in capital, retained earnings and attributed or contributed surplus.

"STANDARD OVERDRAFT RATE" means the variable or fixed reference interest rate per year declared by CIBC from time to time to be its standard overdraft rate on overdrafts in Cdn. dollar or U.S. dollar accounts maintained with CIBC in Canada.

"SUBSIDIARY" shall have the meaning ascribed thereto in section 2(4) of the Business Corporations Act (Alberta).

"U.S. BASE RATE" means the variable reference interest rate per year as determined by CIBC from time to time to be its base rate for U.S. Dollar loans made by CIBC in Canada.

"U.S. DOLLAR EXCHANGE EQUIVALENT" means, with reference to an amount (the "original amount") expressed in a currency other than U.S. Dollars the amount expressed in U.S. Dollars which CIBC would be required to pay in Toronto, Ontario at the opening of business on the date specified, in order to purchase the original amount, in accordance with CIBC's usual foreign exchange practice.

"U.S. DOLLARS" or "U.S. $" means the lawful money of the United States of America in same day immediately available freely transferable funds, or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the date payment is due hereunder.

"WORKING CAPITAL RATIO" means, as at the date of any determination, the ratio of Current Assets to Current Liabilities.

1.2 NUMBER. Wherever the context of this Loan Agreement so requires, a term used herein importing the singular shall also include the plural and vice versa.

1.3 MONETARY REFERENCES. Whenever an amount of money is referred to in this Loan Agreement and in any of the documents delivered pursuant to this Loan Agreement, such amount shall, unless otherwise expressly stated, be in Canadian dollars.

1.4  TIME.  Time shall be of the essence in this Loan Agreement.

1.5 GOVERNING LAW. This Loan Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Alberta.

1.6 ENUREMENT. This Loan Agreement shall be binding upon and shall enure to the benefit of the Borrowers and CIBC and their respective successors and permitted assigns.

1.7 AMENDMENTS. This Loan Agreement may only be amended by an instrument in writing signed by each of the Borrowers and CIBC.

1.8   NO WAIVER.

(a) No waiver by any of the Borrowers or CIBC of any provision or of the breach of any provision of any of this Loan Agreement or the Security Documents shall be effective unless it is contained in a written instrument duly executed by an authorized officer or representative of such party. Such written waiver shall affect only the matter specifically identified in the instrument granting the waiver and shall not extend to any other matter, provision or breach.

(b) The failure of CIBC to take any steps in exercising any right in respect of the breach or nonfulfillment of any provision of any of this Loan Agreement or the Security Documents by any of the Borrowers or the Guarantors shall not operate as a waiver of that right, breach or provision, nor shall any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in law or otherwise.

1.9 SEVERABILITY. If the whole or any portion of this Loan Agreement, the Security Documents or the application thereof to any circumstance shall be held invalid or unenforceable to an extent that does not affect the operation of this Loan Agreement or the Security Documents in a fundamental way, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Loan Agreement or the Security Documents, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

1.10 ACCOUNTING TERMS AND PRINCIPLES. Except as otherwise expressly provided, all accounting terms, principles and calculations applicable to this Loan Agreement, including the financial statements of the Borrowers and the Guarantors shall be interpreted, applied and calculated, as the case may be, in accordance with GAAP. The basis of accounting shall be applied and made on a consistent basis and shall not be changed in any material respect unless agreed to by CIBC in writing.


                                   ARTICLE 2
                          FUNDING AND OTHER MECHANICS

2.1 FUNDING OF ADVANCES. Where applicable, all Advances requested by the Borrowers shall be made available by deposit of the applicable funds into the appropriate account of the appropriate Borrower with CIBC for value on the Banking Day on which the advance is to take place.

2.2 EXCHANGE RATE FLUCTUATIONS. If as a result of currency fluctuation the U.S. Dollar Exchange Equivalent of the Principal Indebtedness at any time exceeds the then applicable amount authorized under the Credit Facility (the "Excess"), the Borrower shall forthwith pay the Excess to CIBC as a repayment of principal.

                                   ARTICLE 3
                        CALCULATION OF INTEREST AND FEES

3.1 RECORDS. CIBC shall maintain records, in written or electronic form, evidencing all Advances and all other Indebtedness owing by the Borrowers to CIBC under this Loan Agreement. CIBC shall enter in such records details of all amounts from time to time owing, paid or prepaid by the Borrower to CIBC hereunder. The information entered in such records shall constitute prima facie evidence of the Indebtedness of the Borrowers to CIBC under this Loan Agreement.

3.2  PAYMENT OF INTEREST AND FEES.

(a) INTEREST. Except as expressly stated otherwise herein, all Prime Rate Loans and Base Rate Loans from time to time outstanding hereunder shall bear interest, as well after as before maturity, default and judgment, with interest on overdue interest, at the applicable rates. Interest payable at a variable rate shall be adjusted automatically without notice to the Borrowers whenever there is a variation in such rate.

(b) CALCULATION OF INTEREST. Interest on Prime Rate Loans and Base Rate Loans shall accrue and be determined daily and be calculated and payable on such Banking Day as is customary for CIBC having regard to its then existing practice. Interest on Prime Rate Loans and Base Rate Loans shall be calculated on the basis of a 365 or 366 day year, as applicable.

(c) INTEREST ACT (CANADA). For the purposes of the Interest Act (Canada) and all other applicable laws which may hereafter regulate the calculation or computation of interest in this Loan Agreement, the annual rates of interest and fees applicable to Prime Rate Loans and Base Rate Loans, are the rates as determined under this Loan Agreement multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest or fee is payable and divided by 365 or 366 (for a leap year).

3.3 CONVERSION TO ANOTHER CURRENCY. A conversion of an Advance from one currency to another currency shall not be made by a netting out of funds unless otherwise agreed to by CIBC.

3.4 WAIVER OF JUDGMENT INTEREST ACT (ALBERTA). To the extent permitted by applicable law, the provisions of the Judgment Interest Act (Alberta) shall not apply to this Loan Agreement and the Security Documents and are hereby expressly waived by the Borrowers and the Guarantors.

3.5 DEEMED REINVESTMENT NOT APPLICABLE. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Loan Agreement and the rates of interest stipulated in this Loan Agreement are intended to be nominal rates and not effective rates or yields.

                                   ARTICLE 4
                GENERAL PROVISIONS RELATING TO LETTERS OF CREDIT

4.1 CONDITIONS PRECEDENT TO ISSUANCE. CIBC will issue in accordance with the terms of this Loan Agreement Letters of Credit under the Credit Facility on behalf of either of the Borrowers to be used by the Borrower in the ordinary course of its Business and upon execution by the Borrower of such other standard bank documents relating thereto as are reasonably required by CIBC.

4.2 PAYMENTS PURSUANT TO LETTERS OF CREDIT. The appropriate Borrower shall forthwith reimburse CIBC for any payment made by it pursuant to a Letter of Credit, either by (i) payment thereof in full, (ii) utilization of another Advance under the Credit Facility, or (iii) a combination of such payment and utilization. Each such payment will bear interest, with interest on overdue interest, from the date of disbursement to the date of reimbursement at the rate applicable from time to time to Prime Rate Loans.

                                   ARTICLE 5
                                INCREASED COSTS

5.1  CHANGES IN LAW.

(a)  If due to either:

     (i) the introduction of, or any change in, or in the interpretation of any law, whether having the force of law or not, resulting in the imposition or increase of reserves, deposits or similar requirements by any central bank or administrative body charged with the administration thereof; or

     (ii) the compliance with any guideline or request from any central bank or other administrative body which CIBC, acting reasonably, determines that it is required to comply with,

     there shall be any increase in the cost to CIBC of agreeing to make or making, funding or maintaining this Loan Agreement or there shall be any reduction in the effective return to CIBC thereunder, then, subject to the paragraph below, the Borrowers shall, within two (2) Banking Days after being notified by CIBC of such event, pay to CIBC quarterly in arrears, that amount (the "Additional Compensation") which CIBC, acting reasonably, determines shall compensate it, after taking into account all applicable taxes, for any such increased costs or reduced returns incurred or suffered by CIBC.

(b) If Additional Compensation is payable pursuant to the above paragraph, the Borrowers shall have the option to prepay or cancel any amount of the Principal Indebtedness owed to CIBC, subject to provisions of this Loan Agreement.

5.2 CHANGES IN CIRCUMSTANCES. Notwithstanding anything to the contrary herein contained, if on any date CIBC determines in good faith, which determination shall be conclusive and binding on the parties, and provided written notice is given to the Borrowers that its ability to maintain, or continue to offer any Advance has become unlawful or impossible due to:

(a) any change in applicable laws, or in the interpretation or administration thereof by authorities having jurisdiction in the matter; or

(b) the imposition of any condition, restriction or limitation upon CIBC which is outside of its control,

then, in any such case, the Borrowers shall forthwith repay to CIBC all principal amounts affected thereby, together with all unpaid interest accrued thereon to the date of repayment and all other expenses incurred in connection with the termination of any such Advance. Subject to the terms of this Loan Agreement in respect of the Credit Facility, the Borrowers may utilize such other form of Advance not so affected in order to make any required repayment and, after any such repayment, the Borrowers may elect to re-borrow the amount repaid by way of some other Advance upon complying with applicable requirements thereof.

                                   ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

6.1 REPRESENTATIONS AND WARRANTIES. The Borrowers hereby jointly and severally represent and warrant to CIBC, so long as any Indebtedness remains outstanding to CIBC, that:

(a) ORGANIZATION, POWER AND AUTHORITY. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly registered or qualified as a foreign or extra-provincial corporation and in good standing in those other jurisdictions where it carries on business or owns assets and is in good standing in each jurisdiction in which such registration or qualification is required by law except to the extent that the failure to be so registered, qualified or in good standing would not have a Material Adverse Effect. Each of the Borrowers has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Loan Agreement and the Security Documents and to perform the provisions hereof and thereof. Each of the Borrowers is subject to the relevant commercial law and civil law of the Province of Alberta and Canada which is applicable in such Province and is generally subject to suit and it is not immune nor do any of its properties or revenues enjoy any right of immunity on the date hereof from any judicial proceedings, including attachment prior to judgment, attachment in aid of execution, execution of judgment or otherwise.

(b) AUTHORIZATION, ETC. This Loan Agreement and the Security Documents (as applicable) have been duly authorized by all necessary corporate action on the part of the Borrowers and the Guarantors and their respective directors, and this Loan Agreement and the Security Documents constitute legal, valid and binding obligations of the Borrowers and the Guarantors enforceable against the Borrowers and the Guarantors in accordance with their respective terms.

(c) ORGANIZATION, POWER AND AUTHORITY OF GUARANTORS. Each of the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly registered or qualified as a foreign or extra-provincial corporation in those other jurisdictions where it carries on business or owns assets and is in good standing in each jurisdiction in which such registration or qualification is required by law except to the extent that the failure to be so registered, qualified or in good standing would not have a Material Adverse Effect. Each of the Guarantors has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact and to execute and deliver its Guarantee and to perform the provisions thereof. No Subsidiary of either of the Borrowers is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Loan Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits.

(d) AUTHORIZED AND ISSUED CAPITAL. FLC is the sole legal and beneficial owner of all of the issued and outstanding shares in the capital of FLDC and each of the Guarantors, each of which is a wholly owned Subsidiary of FLC. The authorized capital of FLDC consists of an unlimited number of Class A Common Shares, Class B Common Shares and First Preferred Shares and the issued capital of FLDC consists of 3,321,275 Class A Common Shares. The authorized capital of Pleasanton consists of and the issued capital of Pleasanton consists of 1,500 shares of common stock. The authorized capital of Async consists of 1,500 shares of common stock and the issued capital of Async consists of 500 shares. The authorized capital of Madison consists of 1,500 shares of common stock. The authorized capital of VSI consists of 1,500 shares of common stock and the issued capital of VSI consists of 100 Shares. The authorized capital of Micro Visions consists of 1,500 shares of common stock and the issued capital of Micro Visions consists of 500 Shares.

(e) RESTRICTIONS ON TRANSFER: There exist no restrictions on transfer of any shares in the capital stock of FLDC or any of the Guarantors other than obtaining the consent to any such transfer of the board of directors of FLDC or the applicable Guarantor.

(f) FINANCIAL STATEMENTS. The Borrowers have delivered to CIBC copies of their financial statements. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Borrowers and their Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their respective operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

(g) COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Borrowers and the Guarantors of this Loan Agreement and the Security Documents (as applicable) will not (i) contravene, result in any breach of, or constitute a default under the constating documents of the Borrowers or the Guarantors, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrowers or the Guarantors, or (iii) violate any provision of any law, statute or other rule or regulation of any Governmental Authority applicable to the Borrowers or the Guarantors. None of the Borrowers or the Guarantors is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h) GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained by any of the Borrowers or the Guarantors in connection with the execution, delivery or performance by any of the Borrowers or the Guarantors of this Loan Agreement or the Security Documents, other than such as have been obtained.

(i) LITIGATION: OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. There are no actions, suits or proceedings pending or threatened against or affecting either of the Borrowers or any of their Subsidiaries or any property of the Borrowers or their Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect other than such as have been disclosed in writing to CIBC. Neither of the Borrowers nor any of their Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j) TAXES AND REMITTANCES. Each of the Borrowers and each of their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises (including value added taxes), to the extent such taxes and assessments have become due and payable and before they have become delinquent, and have remitted when due to the appropriate Governmental Authority all required amounts relating to employee deductions, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which any of the Borrowers or their Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. The Borrower knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Borrowers and their Subsidiaries in respect of U.S.

     federal, state or other taxes, if any, and in respect of Canadian, Alberta and other provincial income and other taxes for all fiscal periods are adequate.

(k) TITLE TO PROPERTY; LEASES. Each of the Borrowers and their Subsidiaries have good and sufficient title to their respective properties in each case free and clear of Liens. All leases are valid and subsisting and are in full force and effect in all material respects.

(l) LICENSES, PERMITS, ETC. Except as disclosed in writing to CIBC and to the best of the knowledge of each of the Borrowers and their Subsidiaries after due inquiry:

     (i) the Borrowers and their Subsidiaries own or possess all licenses, permits, franchises, authorizations and Intellectual Property without known conflict with the rights of others;

     (ii) no product of either of the Borrowers or any of their Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (iii) there is no violation by any Person of any right of either of the Borrowers or any of their Subsidiaries with respect to any Intellectual Property.

(m) EXISTING INDEBTEDNESS; FUTURE LIENS. Neither of the Borrowers nor any of their Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either of the Borrowers or any of their Subsidiaries and no event or condition exists with respect to any Indebtedness of either of the Borrowers or any of their Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Except as disclosed in writing to CIBC, neither of the Borrowers nor any of their Subsidiaries has agreed or consented to cause or permit now or in the future (upon the happening of a contingency or otherwise) any of their respective property, whether now owned or hereafter acquired, to be subject to a Lien.

(n) ENVIRONMENTAL MATTERS. Neither of the Borrowers nor any of their Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against either of the Borrowers or any of their Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as otherwise disclosed to CIBC in writing:

     (i) neither of the Borrowers nor any of their Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use; and

     (ii) neither of the Borrowers nor any of their Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws.

(o) INTELLECTUAL PROPERTY. Except as disclosed in writing to CIBC and to the best of the knowledge of the Borrowers after due inquiry:

     (i) each of the Borrowers and their Subsidiaries (as the case may be) has good title to the Intellectual Property in Canada and the United States of America as required by law;

     (ii) the Intellectual Property is valid and subsisting and all registrations and recordings of the Intellectual Property as required by law are valid and subsisting and in full force and effect as of the date of this Loan Agreement;

     (iii) none of the Intellectual Property has lapsed, been dedicated to the public, nor has any Intellectual Property been infringed by any other Person nor are either of the Borrowers or any of their Subsidiaries infringing similar rights of any other Person; and

     (iv) as of the date of this Loan Agreement, neither of the Borrowers nor any of their Subsidiaries has any pending applications for registration or recording in Canada or the United States of America of any Intellectual Property, other than as required by law.


(p) OPERATION OF PROPERTIES. The property of each of the Borrowers and their Subsidiaries have been and shall continue to be operated and maintained, as the case may be, in a good and workmanlike manner in accordance with sound industry practice and in accordance with all applicable laws.

(q) INFORMATION. All material factual information heretofore or contemporaneously furnished by or on behalf of any of the Borrowers or their Subsidiaries to CIBC in connection with this Loan Agreement and the Credit Facility is true and accurate in all material respects and none of the Borrowers or their Subsidiaries are aware of any omission of any material fact which renders such factual information incomplete or misleading in any material way.

(r)  NO DEFAULT.  No Event of Default or Default has occurred.

(s) SUBSIDIARIES. Neither of the Borrowers has direct or indirect Subsidiaries other than the Guarantors and as otherwise disclosed in writing to CIBC as of the date hereof.

6.2 ACKNOWLEDGEMENT. The Borrowers acknowledge that CIBC is relying upon the representations and warranties in this Article 6 in making the Credit Facility available to the Borrowers.

6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth above shall survive and continue beyond the making of any loan or advance under the Credit Facility or the giving or taking of any Security Documents, notwithstanding any investigations or examinations made by CIBC or its representatives or solicitors and shall terminate only on repayment in full of the Credit Facility and the discharge of all other obligations of the Borrowers and the Guarantors (as the case may be) to CIBC under this Loan Agreement and the Security Documents.

                                   ARTICLE 7
                           COVENANTS OF THE BORROWER

7.1     AFFIRMATIVE COVENANTS.   While any Indebtedness under this Loan
Agreement is outstanding or any Advances or Credit Facility remain available to the Borrowers, except with the written consent of CIBC (which consent will not be unreasonably withheld or delayed), the Borrowers hereby covenants with CIBC that:

(a) PUNCTUAL PAYMENT. The Borrowers shall pay or cause to be paid all Indebtedness and other amounts payable under this Loan Agreement or the Security Documents punctually when due.

(b) NOTICE OF EVENT OF DEFAULT. The Borrowers shall notify CIBC of the occurrence of any Event of Default or Default forthwith upon becoming aware thereof and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy the same.

(c) NOTICE OF ENVIRONMENTAL DAMAGE. The Borrowers shall, promptly upon acquiring knowledge thereof, notify CIBC of the discovery of any Hazardous Material or of any Material release of Hazardous Material into the environment from or upon the land or property owned, operated or controlled by either of the Borrowers or any of their Subsidiaries.

(d) ADDITIONAL ENVIRONMENTAL INFORMATION. The Borrowers shall upon the request of CIBC make available for discussion with CIBC and a nominee of the Borrowers at all reasonable times and on reasonable prior notice the individuals who were involved in the preparation of any environmental certificate given hereunder.

(e) REPORTING OBLIGATIONS. The Borrowers shall comply on a timely basis with all of their reporting obligations under this Loan Agreement and shall provide to CIBC, at the request of CIBC acting reasonably, such other documentation and information concerning the Borrowers and each of their Subsidiaries and their respective business as CIBC may require.

(f) COMPLIANCE WITH LAW. The Borrowers will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) INSURANCE. The Borrowers will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as would a prudent owner of such properties and business.

(h) MAINTENANCE OF PROPERTIES. The Borrowers will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times provided that this subsection shall not prevent the Borrowers or any of their Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) PAYMENT OF TAXES AND CLAIMS. The Borrowers will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises (including value added taxes), to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of either of the Borrowers or any of their Subsidiaries and shall remit when due to the appropriate Governmental Authority all required amounts relating to employee deductions; provided that neither of the Borrowers nor any of their Subsidiaries need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by a Borrower or a Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(j) CORPORATE EXISTENCE, ETC. The Borrowers will at all times preserve and keep in full force and effect or cause to preserve and keep in full force and effect their corporate existence and the corporate existence of each of their Subsidiaries and all rights and franchises of the Borrowers and their Subsidiaries.

(k) GUARANTEES. The Borrowers will ensure that the obligations under this Loan Agreement and the Security Documents including all obligations and liabilities of the Borrowers or the Guarantors under the Guarantees and the FLC Guarantee are and at all times shall remain direct obligations of the Borrowers and the Guarantors, as the case may be.

(l) INSPECTION. The Borrowers shall permit or cause to permit the representatives of CIBC:

     (i) No Default - if no Default or Event of Default then exists, at the expense of CIBC and upon reasonable prior notice to the Borrowers to visit the principal executive office of any of the Borrowers and their Subsidiaries, to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with the Borrowers' and its Subsidiaries' officers, and its independent chartered accountants, and to visit the other offices and properties of either of the Borrowers and their Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

     (ii) Default - if a Default or Event of Default then exists, at the reasonable expense of the Borrowers, to visit and inspect any of the offices or properties of either of the Borrowers or any of their Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Borrowers authorize said accountants to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries), all at such times and as often as may be reasonably requested.

(m) ACQUISITIONS. Subject to section 7.2, the Borrowers will provide prior written notice to CIBC of any acquisition by either of the Borrowers or any of their Subsidiaries of any other Person, with full particulars of the acquisition.

7.2 NEGATIVE COVENANTS. While any Indebtedness under this Loan Agreement and the Security Documents is outstanding or any of the Advances or Credit Facility remain available to the Borrowers, and except with the prior written consent of CIBC (which consent will not be unreasonably withheld or delayed), the Borrowers covenants with CIBC that:

(a) CHANGE IN BUSINESS. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to make any Material change in the nature of their respective Business as carried on at the date hereof.

(b) MERGER, ETC. Other than acquisitions of any Person that carries on the same or similar Business or corporate reorganizations of any of the Borrowers or their Subsidiaries which would not have a Material Adverse Effect, neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to merge or amalgamate with or into or acquire any other Person or enter into partnership or syndicate with any Person.

(c) LIENS. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to create, cause, permit or permit to subsist any Lien of any kind or nature, against any of their respective assets or properties, which ranks or purports to rank in priority to or pari passu with the Security Documents or any item thereof.

(d) SALE OF PERSONAL PROPERTY. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to sell, transfer or dispose of any of their respective personal property, except in the course of their respective usual and ordinary day to day business and operations.

(e) SALE OF REAL PROPERTY. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to sell, transfer or dispose of any of their respective real property, except in the ordinary course of their respective business.

(f) NON ARM'S LENGTH SALE. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to sell, transfer or dispose of any of their respective property to a Person with whom it does not deal at arm's length (as defined in the Income Tax Act (Canada) unless such sale, transfer or disposition is for cash consideration and at market value.

(g) USE OF PROCEEDS. Neither of the Borrowers will and will not permit any Subsidiary of either the Borrowers to use or permit the use of the proceeds of the Credit Facility for other than the purposes authorized herein.

(h) REPURCHASE OF SHARES. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to redeem or purchase any of its outstanding Securities or share capital or reduce its capital in any manner.

(i) LOANS. Other than in respect of intercompany accounts among any of the Borrowers and their Subsidiaries, neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to make any loan or advance to or investment in or give any guarantee or financial assistance on behalf of or enter into any other such transaction with any other Person.

(j) DISTRIBUTIONS. Other than in respect of intercompany accounts among any of the Borrowers and their Subsidiaries, either of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to pay, repay or undertake to pay or repay any shareholders' loan, or make or pay any Distribution.

(k) FUNDAMENTAL CHANGES. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to undertake any fundamental changes, corporate reorganizations, amendments to capital or amendments to their respective constating documents or by-laws.

(l) SHARE ISSUANCE. FLDC will not and the Borrowers will not permit any Subsidiary of either of the Borrowers to issue or commit to issue any Securities or allow any transfer of shares in the capital stock of the Guarantors or any direct or indirect change in control of any of its subsidiaries.

(m) CHANGE IN MANAGEMENT. Neither of the Borrowers will and will not permit any Subsidiary of either of the Borrowers to make any change in its senior management of which, in the opinion of CIBC, could cause a Material Adverse Effect.

(n)  BANKING BUSINESS.   Neither of the Borrowers nor any of the Canadian
     Subsidiaries of either of the Borrowers will conduct any banking business in Canada with any financial institution other than CIBC.

7.3 FINANCIAL COVENANTS. While any indebtedness under this Loan Agreement is outstanding or any of the Advances remain available to the Borrowers and except with the consent of CIBC, the Borrowers and the Guarantors covenant with CIBC that:

     (a) QUICK RATIO. The Borrowers will at all times keep and maintain a Quick Ratio of no less than one decimal eight to one (1.8:1).

     (b) FUNDED DEBT TO EQUITY RATIO. The Borrowers shall at all times keep and maintain a Funded Debt to Equity Ratio at not greater than forty one hundredths to one (0.40:1).

     (c) SHAREHOLDERS' EQUITY. The Borrowers will at all times keep and maintain Shareholders' Equity at not less than U.S. $175,000,000.

                                   ARTICLE 8
                               EVENTS OF DEFAULT

8.1 EVENT OF DEFAULT. An "Event of Default" shall exist under this Loan Agreement if any of the following conditions or events shall occur and be continuing:

     (a) INCORRECT REPRESENTATIONS. If any representation or warranty made to CIBC by the Borrowers hereunder shall prove to have been incorrect in any material respect when so made or deemed to have been repeated as herein provided.

     (b) FAILURE TO PAY PRINCIPAL INDEBTEDNESS. If either of the Borrowers make default in the due and punctual payment of any Principal Indebtedness owing under or pursuant to this Loan Agreement or the Security Documents as and when the same becomes due and payable, whether at maturity or otherwise.

     (c) FAILURE TO PAY INTEREST. If either of the Borrowers make default in the due and punctual payment of any interest owing under or pursuant to this Loan Agreement or the Security Documents for more than seven
          (7) Banking Days after the same becomes due and payable.

     (d) BREACH OF COVENANTS. Except for an Event of Default set out in subsections 8.1(b) and (c) above, if any of the Borrowers or the Guarantors defaults in the performance or observance of any covenant, obligation or condition to be observed or performed by it under or pursuant to this Loan Agreement, the Security Documents or any other agreement now or hereafter made by any of the Borrowers or the Guarantors with CIBC, and such default continues for a period of 30 days after notice is given to the Borrowers by CIBC.

     (e) INSOLVENCY. If a judgment, decree or order of a court of competent jurisdiction is entered against any of the Borrowers or the Guarantors, (i) adjudging it bankrupt or insolvent, or approving a petition seeking its reorganization or winding-up under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law of Canada or the United States of America or any state thereof, or
     (ii) appointing a receiver, trustee, liquidator, or other Person with like powers, over all, or substantially all, of its property or (iii) ordering the involuntary winding up or liquidation of affairs or (iv) if any receiver or other Person with like powers is appointed over all, or substantially all, of its property, unless such appointment is stayed and of no effect against this Loan Agreement and the Security Documents and the rights of CIBC thereunder.

(f) WINDING-UP. If (i) an order or a resolution is passed for the dissolution, winding-up, reorganization or liquidation of any of the Borrowers or the Guarantors, pursuant to applicable laws, or (ii) the Borrower or the Guarantor institutes proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law of Canada or the United States of America or any state thereof, or (iii) any of the Borrowers or the Guarantors consents to the filing of any petition under any such law or to the appointment of a receiver, or other Person with like powers, over all, or substantially all, of such party's property, or (iv) any of the Borrowers or the Guarantors makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due, or (v) any of the Borrowers or the Guarantors takes or consents to any action in furtherance of any of the aforesaid purposes.

(g) OTHER INDEBTEDNESS. Any of the Borrowers or the Guarantors is in default of any payment of principal or interest in regard to any indebtedness whatsoever owed by any of them after the expiry of any applicable grace period and demand therefor, whether incurred before or after the date hereof, to any Person other than CIBC, where the outstanding principal amount of such Indebtedness is in the aggregate, at any time more than U.S. $1,000,000.

(h) JUDGMENTS. Judgment or judgments for the payment of money aggregating in excess of U.S. $1,000,000 (excluding any insured portions thereof for which an insurer has admitted liability) shall be rendered by a court of competent jurisdiction against any of the Borrowers or the Guarantors and such Person shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days from the date of entry thereof.

8.2 REMEDIES. Upon the occurrence of an Event of Default, CIBC may forthwith terminate the Credit Facility and any further obligation to provide Advances or to grant any further credits or accommodations to the Borrowers under the Credit Facility and the Principal Indebtedness together with unpaid accrued interest thereon, any Contingent Exposure and any other amounts owing under or pursuant to this Loan Agreement, contingent or otherwise, will be immediately due and payable, whereupon the Borrowers shall be obligated without grace period to forthwith pay or make arrangements acceptable to CIBC for payment of, such amounts to CIBC and CIBC may exercise any and all rights, remedies, powers and privileges afforded by applicable law or under any and all other instruments, documents and agreements made to secure or assure payment and performance of the obligations of the Borrowers under this Loan Agreement, including, without limitation, the Security Documents.

8.3  WAIVERS. An Event of Default may only be waived in writing by CIBC.

8.4 DEFAULT RATE. Upon the occurrence of an Event of Default and for so long as such Event of Default is subsisting, the interest rates applicable to each outstanding Advance shall be equal to the greater of the interest rate then applicable to each such outstanding Advance or the Standard Overdraft Rate, effective immediately upon the occurrence of such Event of Default and for so long as such Event of Default is subsisting.

                                   ARTICLE 9
                                   ASSIGNMENT

9.1 ASSIGNMENT OF INTERESTS. The rights and obligations of the Borrowers under this Loan Agreement are not assignable, in whole or in part, without the prior written consent of CIBC.

                                   ARTICLE 10
                                 MISCELLANEOUS

10.1 TELEPHONE INSTRUCTIONS. Any oral instructions given by the Borrowers in relation to this Loan Agreement shall be at the risk of the Borrowers, and CIBC shall have no liability for any error or omission in such verbal instructions or in the interpretation or execution thereof by CIBC provided CIBC acted without gross negligence in the circumstances.

10.2 NO PARTNERSHIP, JOINT VENTURE OF AGENCY. The Borrowers agrees that nothing contained in this Loan Agreement nor the conduct of any party shall in any manner whatsoever constitute or be intended to constitute any party as the agent or representative or fiduciary of the other, constitute or be intended to constitute a partnership or joint venture between CIBC and the Borrowers.

10.3 FURTHER ASSURANCES. The Borrowers shall, from time to time forthwith at CIBC's request and at the Borrower's cost and expense, do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC with respect to this Loan Agreement and the Security Documents or any part thereof and to give effect to any provision thereof.

10.4 WAIVER OF LAWS. To the extent legally permitted, the Borrowers hereby irrevocably and absolutely waive the provisions of any applicable law which may be inconsistent at any time with, or which may delay or limit in any way, the enforcement of this Loan Agreement and the Security Documents in accordance with their terms.

10.5 ATTORNMENT AND GOVERNING LAW. The Borrowers do hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to this Loan Agreement and the Security Documents or any of the transactions contemplated thereby. Unless otherwise expressly stated therein, this Loan Agreement and each of the Security Documents shall be governed by and construed in accordance with the laws of the Province of Alberta.

10.6 INTEREST ON PAYMENTS IN ARREARS. Except as otherwise provided in this Loan Agreement, interest shall be paid by the Borrowers on amounts for which CIBC has actually incurred an out-of-pocket expense and for which CIBC has an obligation under this Loan Agreement to reimburse such amounts to any third party incurring the expenses, interest shall be payable on such amount at the CIBC Prime Rate plus 2% per annum from and including the day on which the amount was incurred to but excluding the day on which the amount is reimbursed.

10.7 PAYMENTS DUE ON BANKING DAY. Whenever any payment hereunder shall be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such case be included in the computation of payment of interest thereunder.

10.8 APPLICATION OF PROCEEDS. Except as otherwise agreed to by CIBC in its sole discretion and as otherwise expressly provided hereunder, all payments made by or on behalf of either of the Borrowers under this Loan Agreement or any Security Documents, after demand for or acceleration of the Principal Indebtedness, shall be applied by CIBC in the following order:

(a) in payment of any amounts due and payable by way of recoverable expenses;

(b) in payment of any amounts by way of any fees (other than standby fees);

(c) in payment of any amounts due and payable as and by way of interest or standby fees, including any interest on overdue amounts;

(d)       in payment of the Principal Indebtedness; and

(e)       in payment of all other Indebtedness under this Loan Agreement.

10.9 COUNTERPARTS AND FACSIMILE DELIVERY. This Loan Agreement and the Security Documents may be (i) executed in counterpart, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument and (ii) delivered by facsimile, provided that as soon as reasonably practicable after any such facsimile delivery, each party agrees to execute and deliver to the other an original of this Loan Agreement and the Security Documents, as applicable. Delivery of an executed counterpart of a signature page of any of this Loan Agreement and the Security Documents by facsimile or photocopy shall be effective as delivery of an original executed counterpart.

10.10 WHOLE AGREEMENT. This Loan Agreement, the Credit Agreement, the Security Documents, and all further documents and agreements contemplated hereby constitute the entire agreement between the parties hereto pertaining to the Credit Facility and supersedes all other prior agreements among all the parties in respect of the subject matter of this Loan Agreement.

10.11 CONFLICTING PROVISIONS. In case of any conflict or inconsistency between any provisions of this Loan Agreement and any provision of the Credit Agreement, any item of the Security Documents or any other agreement by any of the Borrowers in favour of CIBC, the provisions of this Loan Agreement shall govern and prevail and the conflicting or inconsistent provision shall be deemed to be amended to be consistent with the provisions hereof.

          THIS IS SCHEDULE "B" TO THE LOAN AGREEMENT DATED MAY 4, 2000
                   AMONG CANADIAN IMPERIAL BANK OF COMMERCE,
                              FUTURELINK CORP. AND
                         FUTURELINK DISTRIBUTION CORP.

                 FUTURELINK DISTRIBUTION CORP/FUTURELINK CORP.
                             COMPLIANCE CERTIFICATE
                    FOR THE MONTH ENDED:

TO:  Canadian Imperial Bank of Commerce (CIBC)

RE:  Loan Agreement dated                   between CIBC and FutureLink
     Distribution Corp/FutureLink Corp. (Credit Agreement)

This Compliance Certificate is delivered to CIBC pursuant to the Loan Agreement. Unless otherwise indicated, capitalized terms defined in the Loan Agreement have the same meanings when used herein.

I am the duly appointed                 of FutureLink Distribution
Corp/FutureLink Corp. and hereby certify in such capacity for and on behalf of the Borrowers, and not in my personal capacity, as follows:

1. As the date hereof, the following are applicable to FutureLink Corp. in US dollars on a consolidated basis:

Available Credit Limit

     75% of Receivable Value
                                                                              -----------
       Accounts Receivable
                                                             -----------
       (-) accounts with A/R (greater than) 90 days
                                                             -----------
       (+) BBB or Gov't A/R
             [greater than] 90 days [less than] 120 days
       (-) A/R -- Employees
                                                             -----------
       (-) A/R -- Related Companies
                                                             -----------
     (+) Cash Deposits with CIBC
                                                                              -----------
     (-) Deferred Revenue subject to Priority Claims
                                                                              -----------
     (-) Priority Claims
                                                                              -----------

     Available Credit Limit
                                                                                               -----------------------

                                                                                Lesser of sum of above or $10,000,000*
                                                                                  *maximum $5,000,000 until receipt of
                                                                                   $50,000,000 US in fresh cash equity

Quick Ratio

     Quick Assets
                                                                              -----------
         Cash
                                                             -----------
         Accounts Receivable
                                                             -----------
     Current Liabilities
                                                                              -----------
     Quick Ratio
                                                                                               -----------------------
     Covenant                                                                                  minimum 1.8:1

Minimum Shareholder's Equity
     Shareholder's Equity
     Covenant                                                                                         ---------------
                                                                                                 minimum $175,000,000
Funded Debt to Shareholder's Equity Ratio
     Funded Debt                                                          ---------------
          CIBC Loans                             ---------------
          Other Senior Debt                      ---------------
          Capitalized Lease Obligations          ---------------

     Shareholder's Equity                                                 ---------------

     Funded Debt to Shareholder's Equity Ratio                                                        ---------------
     Covenant                                                                                         maximum 0.40:1

Clean Period

     Length of Clean Period                                                                           ---------------
        Commenced                                ---------------
        Completed                                ---------------
Covenant                                                                                         minimum 14 days

2. All terms, covenants and conditions of the Loan Agreement and Security Documents are being complied with in all material respects.

3. No event of Default or event or condition which, with the passing of time or giving of notice, or both, would constitute and Event of Default has occurred, other than those that have been expressly disclosed in writing to, and which have been waived by, CIBC.

The undersigned officer acknowledges that CIBC is relying on this Compliance Certificate in connection with Advances made under the Loan Agreement.


Dated at Calgary, Alberta this          day of                   .
                               ---------       --------  --------

FUTURELINK DISTRIBUTION CORP./FUTURELINK CORP.

Per:
       ---------------

Name:
       ---------------

Title:
       ---------------